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                                   EXHIBIT 1
                                   ---------

                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
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                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                              Earnings Per Share
                              September 30, 1996
                                  (Unaudited)
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

                                                               Total Issued  Primary                      Fully Diluted
                                                         Date    # Shares   Wtd. Avg.                      Wtd. Avg.
                                                       --------------------------------------------------------------
Shares issued January 1, 1996                            1/1/96   5,206,361  5,206,361
Treasury shares                                          1/1/96    (233,259)  (233,259)
NPE / PEDI acquisition                                   1/1/96      85,200     85,200
Secondary offering                                      6/12/96   2,555,000  1,025,730
Options exercised                                       6/27/96         125         43
Options exercised                                       6/27/96       1,000        347
CCI acquisition                                         6/28/96      22,785      7,817
CCI debt conversion                                     6/28/96      26,861      9,215
Secondary offering over-allotment                        7/5/96     400,000    127,007
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Shares outstanding                                      9/30/96   8,064,073  6,228,461                      6,228,461

Common Stock Equivalents (See Schedule)                                        936,545                      1,429,554
                                                                            ----------                     ----------

Primary weighted average shares                                              7,165,006                      7,658,015
                                                                            ==========

Fully diluted:
Alpha contingent                                        24,118
Cardio/HDI contingent                                   22,222
Reliascan contingent ($1.9375/share)                    25,806
Medmark contingent ($1.75/share)                        47,620
                                                       -------
                                                       119,766                                                119,766
                                                       -------                                             ----------

Fully diluted weighted average shares                                                                       7,777,781
                                                                                                           ==========

September 30, 1996 Net Income                                               $1,720,380                     $1,720,380
                                                                            ==========                     ==========

Earnings Per Share                                                          $   0.2401                     $   0.2212
                                                                            ==========                     ==========
                     Schedule of Common Stock Equivalents
                     ------------------------------------

    Closing price at end of period             8.3750                                             Primary   Fully D.
      Average share price during period        6.4270                        Primary    Fully D.     Net       Net
                                                       Exercise  Assumed   Treas. Shs. Treas. Shs.  Add'l     Add'l
          Stock options & warrants:            Number   Price    Proceeds   Acquired    Acquired   Shares    Shares
---------------------------------------------------------------------------------------------------------------------
Public warrants                               1,375,000  6.2500   8,593,750  1,337,136  1,026,119   37,864    348,881
Shares included in Underwriter's Warrants       156,646  5.5300     866,252    134,784    103,433   21,862     53,213
Warrants included in Underwriter's Warrants     156,646  7.5000           0          0          0        0          0
Private Option (Grossman)                        49,693  2.2100     109,822     17,088     13,113   32,605     36,580
ISO's Round #1                                   75,216  2.2100     166,227     25,864     19,848   49,352     55,368
Non-Qual. Round #1                              304,935  2.2100     673,906    104,856     80,466  200,079    224,469
Kirker Non-Qual. #1                               3,000  2.6250       7,875      1,225        940    1,775      2,060
Pena Non-Qual. #2                                 2,000  2.6250       5,250        817        627    1,183      1,373
Nosnik #1 Non-Qual.                              16,000  1.8400      29,440      4,581      3,515   11,419     12,485
ISO's Round #2                                   32,000  0.9375      30,000      4,668      3,582   27,332     28,418
Non-Qual. Round #2                              173,000  0.9375     162,188     25,235     19,366  147,765    153,634
Warrants (MDI Purchase)                          75,000  3.0000     225,000     35,009     26,866   39,991     48,134
Warrants (Post-MDI)                              22,000  3.0000      66,000     10,269      7,881   11,731     14,119
Non-Qual. Round #3                              200,000  1.6875     337,500     52,513     40,299  147,487    159,701
ISO's Round #3                                   60,750  1.9375     117,703     18,314     14,054   42,436     46,696
Non-Qual. Round #4                              133,000  1.9375     257,688     40,095     30,769   92,905    102,231
Non-Qual Round #5                                30,875  4.2500     131,219     20,417     15,668   10,458     15,207
Non-Qual Round #6                               130,000  4.2500     552,500     85,966     65,970   44,034     64,030
Nosnik #2 Non-Qual.                              60,000  5.2500     315,000     49,012     37,612   10,988     22,388
Non-Qual Round #7                                 7,000  5.3750      37,625      5,854      4,493    1,146      2,507
Non-Qual Round #8                                50,000  6.2500     312,500     48,623     37,313    1,377     12,687
Bridge Warrants                                 100,000  6.2500     625,000     97,246     74,627    2,754     25,373
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Total Common Stock Equivalents                3,212,761                                            936,545  1,429,554
=====================================================================================================================

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